As filed with the Securities and Exchange Commission on April 11, 2008

Registration No. 333-148071

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Altria Group, Inc.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization) 6601 West Broad Street Richmond, Virginia (Address of Principal Executive Offices)	13-3260245 (I.R.S. Employer Identification No.) 23230 (Zip Code)

Philip Morris International Deferred Profit-Sharing Plan

(Full titles of the plans)

G. Penn Holsenbeck

Philip Morris International Deferred Profit-Sharing Plan

PHILIP MORRIS INTERNATIONAL INC.

120 Park Avenue

New York, NY 10017

(Name and address of agent for service)

(917) 663-2000

(Telephone number, including area code, of agent for service)

Copy to:

Sean X. McKessy

Corporate Secretary

Altria Group, Inc.

6601 West Broad Street

Richmond, Virginia 23230

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Explanatory Statement

Effective as of the close of business on March 28, 2008, the separation of Philip Morris International Inc. (“PMI”) from Altria Group, Inc. (“Altria”) and the distribution of 100% of the shares of PMI to Altria’s shareholders was completed (the “Distribution”). In connection with the Distribution, Altria is filing this Post-Effective Amendment to remove from registration all shares of common stock of Altria and all interests that remain unsold under the Philip Morris International Deferred Profit-Sharing Plan under Registration Statement No. 333-148071, filed by the Registrant on Form S-8 on December 14, 2007.

EXHIBIT INDEX

Exhibit No.	Description

24	Powers of Attorney[1]

1 Previously filed as the same numbered Exhibit to the Registrant’s Registration Statement on Form S-8, Registration Statement No. 333-139523, filed with the Securities and Exchange Commission on December 20, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on the 11th day of April, 2008.

ALTRIA GROUP, INC.

By:	/S/ MICHAEL E. SZYMANCZYK
Michael E. Szymanczyk, Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MICHAEL E. SZYMANCZYK	Chairman of the Board	April 11, 2008
(Michael E. Szymanczyk)	and Chief Executive
Officer

/S/ DAVID R. BERAN	Executive Vice President	April 11, 2008
(David R. Beran)	and Chief Financial
Officer

/S/ LINDA M. WARREN	Vice President and	April 11, 2008
(Linda M. Warren)	Controller

/S/ DINYAR S. DEVITRE	Director	April 11, 2008
(Dinyar S. Devitre)

Elizabeth E. Bailey, Robert E. R. Huntley, Thomas W. Jones, and George Muñoz*	Directors

*By:	/S/ DINYAR S. DEVITRE
	(Dinyar S. Devitre, Pursuant to Power-of- Attorney)	April 11, 2008

Pursuant to the requirements of the Securities Act, Daniele Regorda, having administrative responsibility for the Philip Morris International Deferred Profit-Sharing Plan, has duly caused this Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lausanne, Switzerland, on this 11th day of April, 2008.

PHILIP MORRIS INTERNATIONAL DEFERRED PROFIT- SHARING PLAN

By:	/s/ DANIELE REGORDA
Name: Daniele Regorda
Title: Senior Vice President, Human Resources

EXHIBIT INDEX

Exhibit No.	Description

24	Powers of Attorney[1]

1 Previously filed as the same numbered Exhibit to the Registrant’s Registration Statement on Form S-8, Registration Statement No. 333-139523, filed with the Securities and Exchange Commission on December 20, 2006.